Exhibit 23.2

                                                  March 14, 2000


Protective Life Corporation
2801 Highway 280 South
Birmingham, Alabama 35223

Dear Sirs:

         I have acted as counsel to Protective Life Corporation, a Delaware corporation (the "Company"), in connection with the filing by the Company of a Registration Statement on Form S-8 (the "Registration Statement") relating to 4,000,000 shares of the Company's common stock, par value $.50 per share (the "Common Stock"), to be issued pursuant to the 1997 Long-Term Incentive Plan (the "Plan").

         I or my staff have examined the originals, or copies certified or otherwise identified to my satisfaction, of the Plan and such other corporate records, documents, certificates or other instruments as in my judgment are necessary or appropriate to enable me to render the opinion set forth below. In rendering such opinion, I have assumed that (i) the exercise price of options to be granted pursuant to the Plan will not be less than the par value of the Common Stock subject thereto and (ii) grants of Common Stock subject to restrictions or transferability pursuant to the Plan will be made only for past services to the Company, having an aggregate value not less than the aggregate par value of the Common Stock so granted.

         Based on the foregoing, I am of the opinion that authorized but not previously issued shares of Common Stock which can be issued under the Plan have been duly authorized and when issued in accordance with the terms of the Plan will be validly issued, fully paid and non-assessable.

         I hereby consent to the filing of this opinion as an exhibit to the Company's Registration Statement. In giving such consent, I do not thereby admit that I am within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.

                                                              Very truly yours,



                                                            /s/ Deborah J. Long
                                                           --------------------
                                                              Deborah J. Long


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